PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1/A of Global Gard Inc., of our report dated April 25, 2016 on our audit of the financial statements of Global Gard, Inc. as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ equity and cash flows for each of the years ended December 31, 2015 and 2014, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

October 5, 2016